UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported):  August 14, 2018

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note
This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on August 8, 2018 (the "Original Filing") by Owens Realty Mortgage, Inc. (the "Company"). The Original Filing reported, among other things, the expansion of the Company's Board of Directors (the "Board") from six to eight members and the appointment of Gilbert E. Nathan and Benjamin Smeal as independent members of the Board to fill the two vacancies created by such expansion. At the time of the Original Filing, the Board had not determined committee assignments for Messrs. Nathan and Smeal. The Company hereby amends the Original Filing to include information on the standing committee assignments of Messrs. Nathan and Smeal and to voluntarily disclose additional changes to the composition of the Board's standing committees. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 14, 2018, the Board appointed Mr. Nathan as a member of the Company's Audit Committee and Nominating and Corporate Governance Committee, and appointed Mr. Smeal as a member of the Company's Compensation Committee and newly-formed Loan  Committee.

Following these appointments and additional changes in committee assignments, all members of the Board's standing committees are independent and the composition of such standing committees is as follows: (1) the Audit Committee consists of Gary C. Wallace as Chairperson, and Ann Marie Mehlum and Mr. Nathan as members; (2) the Compensation Committee consists of Steven D. Hovde as Chairperson, and Dennis G. Schmal and Mr. Smeal as members; (3) the Nominating and Corporate Governance Committee consists of Mr. Schmal as Chairperson, and each of Messrs. Wallace and Nathan as members; and (4) the Loan Committee consists of Ms. Mehlum as Chairperson, and each of Messrs. Hovde and Smeal as members.

The new Loan Committee was formed, effective August 14, 2018, to have such responsibilities relating to the Company's loans and related activities as shall be set forth in a committee charter to be drafted and approved by the Loan Committee and the full Board.  A copy of such Loan Committee charter will be published on the Company's website, www.owensmortgage.com, promptly following finalization and approval by the Board.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements about the Company's business, financial condition and prospects, and anticipated events, including the items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to materially differ from the forward-looking statements made in this Current Report and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

Date: August 15, 2018	By: /s/ Bryan H. Draper
Name: Bryan H. Draper
Title: President and Chief Executive Officer